EXHIBIT (a)(6)

Offer to Purchase for Cash

All Outstanding Shares of Class A Common Stock

All Outstanding Shares of Class B Common Stock

All Outstanding Shares of Series A Perpetual Convertible Preferred Stock and

All Outstanding Warrants to Purchase Shares of Class A Common Stock

of

WESTWAY GROUP, INC.

at a net price per share of Class A Common Stock of $6.70; and

at a net price per share of Class B Common Stock of $6.70; and

at a net price per share of Series A Perpetual Convertible Preferred Stock of $6.79; and

at a net price per share of Class A Common Stock subject to each Warrant to purchase shares of Class A Common Stock equal to $1.70

by

BISHOP INFRASTRUCTURE III ACQUISITION COMPANY, INC.

a wholly-owned subsidiary of

BISHOP INFRASTRUCTURE II ACQUISITION COMPANY, INC.

and a controlled affiliate of

EQT INFRASTRUCTURE II LIMITED PARTNERSHIP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 30, 2013, UNLESS THE OFFER IS

EXTENDED

January 2, 2013

To Our Clients:

Enclosed for your consideration are an Offer to Purchase, dated December 31, 2012 (the “Offer to Purchase”) and related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Bishop Infrastructure III Acquisition Company, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Bishop Infrastructure II Acquisition Company, Inc., a Delaware corporation and a controlled affiliate of EQT Infrastructure II Limited Partnership, a limited partnership registered in England and Wales, to purchase for cash:

•

all of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Westway Group, Inc., a Delaware corporation (the “Company”), at a purchase price equal to $6.70 per share (the “Common Stock Offer Price”);

•

all of the outstanding shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company at a purchase price per share equal to the Common Stock Offer Price;

•

all of the outstanding shares of Series A perpetual convertible preferred stock, par value $0.0001 per share (the “Preferred Stock,” and together with the Common Stock, the “Shares”), of the Company, at a purchase price equal to $6.79 per share (the “Preferred Stock Offer Price”); and

•

all outstanding warrants to purchase shares of Class A Common Stock (all of which have an exercise price of $5.00 per share of Class A Common Stock, the “Warrants,” and together with the Shares, the “Securities”), at a purchase price per share of Class A Common Stock subject to each such Warrant equal to $1.70 (the “Warrant Offer Price”), other than any Shares held by the Company as treasury stock or otherwise, in each case, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase.

We are (or our nominee is) the holder of record of Shares or Warrants held for your account. A tender of such Shares or Warrants can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is provided to you for your information only and cannot be used by you to tender Shares or Warrants held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all Shares or Warrants held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

We direct your attention to the following:

1	The tender price is: (i) in the case of Common Stock, the Common Stock Offer Price, (ii) in the case of Preferred Stock, the Preferred Stock Offer Price and (iii) in the case of Warrants, the Warrant Offer Price, in each case net to you in cash, without interest thereon and less any applicable withholding taxes.

2.	The Offer is being made for all outstanding Securities.

3.	The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, Wednesday, January 30, 2013, unless the Offer is extended.

4.	The Offer is subject to certain conditions described in Section 2 of the Offer to Purchase—“Certain Conditions of the Offer.”

5.	Tendering stockholders and warrantholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Securities by the Purchaser pursuant to the Offer, unless your brokers, dealers or other nominees charge you a fee to tender your Securities in the Offer on your behalf.

If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Securities, all such Securities will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

The Offer is being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Securities, other than the Company. The Purchaser is not aware of any jurisdiction where the making of the Offer or the tender of Securities in connection therewith would not be in compliance with the laws of such jurisdiction. If the Purchaser becomes aware of any jurisdiction in which the making of the Offer or the tender of Securities in connection therewith would not be in compliance with applicable law, the Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, the Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Securities in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with respect to the Offer to Purchase

All Outstanding Shares of Class A Common Stock

All Outstanding Shares of Class B Common Stock

All Outstanding Shares of Series A Perpetual Convertible Preferred Stock and

All Outstanding Warrants to Purchase Shares of Class A Common Stock

of

WESTWAY GROUP, INC.

at a net price per share of Class A Common Stock of $6.70; and

at a net price per share of Class B Common Stock of $6.70; and

at a net price per share of Series A Perpetual Convertible Preferred Stock of $6.79; and

at a net price per share of Class A Common Stock subject to each Warrant to purchase shares of Class A Common Stock equal to $1.70

by

BISHOP INFRASTRUCTURE III ACQUISITION COMPANY, INC.

a wholly-owned subsidiary of

BISHOP INFRASTRUCTURE II ACQUISITION COMPANY, INC.

and a controlled affiliate of

EQT INFRASTRUCTURE II LIMITED PARTNERSHIP

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 31, 2012, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Bishop Infrastructure III Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Bishop Infrastructure II Acquisition Company, Inc., a Delaware corporation and a controlled affiliate of EQT Infrastructure II Limited Partnership, a limited partnership registered in England and Wales, to purchase for cash:

•

all of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Westway Group, Inc., a Delaware corporation (the “Company”), at a purchase price equal to $6.70 per share (the “Common Stock Offer Price”);

•

all of the outstanding shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company at a purchase price per share equal to the Common Stock Offer Price;

•

all of the outstanding shares of Series A perpetual convertible preferred stock, par value $0.0001 per share (the “Preferred Stock,” and together with the Common Stock, the “Shares”), of the Company, at a purchase price equal to $6.79 per share (the “Preferred Stock Offer Price”); and

•

all outstanding warrants to purchase shares of Class A Common Stock (all of which have an exercise price of $5.00 per share of Class A Common Stock, the “Warrants,” and together with the Shares, the “Securities”), at a purchase price per share of Class A Common Stock subject to each such Warrant equal to $1.70 (the “Warrant Offer Price”), other than any Shares held by the Company as treasury stock or otherwise, in each case, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase enclosed herewith.

[REST OF PAGE INTENTIONALLY BLANK]

I/We hereby instruct you to tender the number of Shares and/or Warrants indicated below (or, if no number is indicated below, all Securities) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:

SIGN HERE

Number of Shares To Be Tendered:

Shares*
SIGNATURE(S)

Number of Warrants To Be Tendered:

Warrants*
PLEASE TYPE OR PRINT NAMES(S)

PLEASE TYPE OR PRINT ADDRESS

AREA CODE AND TELEPHONE NUMBER

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

*	Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.